Exhibit 10.3.1
Supplemental Executive Retirement Agreement
for
John T. Lund
     This Agreement by and among Rockville Bank (the “Bank”), Rockville Financial, Inc. (the “Company”) (collectively, the “Bank”) and John T. Lund (“Executive”) is made this 6th day of December, 2010 and is effective upon signature.
WITNESSETH THAT:
     WHEREAS, Executive is and will be rendering valuable services to the Bank in his capacity as an executive officer; and
     WHEREAS, the Bank desires to ensure that it will continue to have the benefit of Executive’s services; and
     WHEREAS, the Bank wishes to assist Executive in providing for the financial requirements of Executive in the event of his retirement or termination of employment.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. SUPPLEMENTAL RETIREMENT BENEFIT.
          A. Retirement Benefit. Following Executive’s completion of five (5) years of Service or earlier Separation from Service by reason of Disability, Executive will be entitled to receive pursuant to this Agreement an annual Retirement Benefit of Thirty-Five Thousand Dollars ($35,000) payable for twenty (20) years; provided, however, in the event that Executive’s Separation from Service shall occur prior to his attainment of age sixty (60) for any reason other than: (i) death as provided in Section 1.B; (ii) Disability; or (iii) termination by the Bank without Cause or termination by Executive for Good Reason, regardless of whether any such termination occurs after a Change in Control, such annual Retirement Benefit shall be reduced at a rate of five percent (5%) per year for each twelve (12)-month period or portion thereof that Executive’s Separation from Service precedes his attainment of age sixty-five (65), with any pro rata reduction for periods of fewer than twelve (12) months to be determined by disregarding any partial months.
          B. Death Benefit. In the event of Executive’s death while in the employ of the Bank, regardless of whether Executive shall have completed five (5) years of Service as of the date of his death, Executive’s Beneficiary shall be entitled to receive the Retirement Benefit that would otherwise have been provided to Executive pursuant to Section 1.A. above. In the event of the death of Executive after the commencement of payment of the Retirement Benefit provided pursuant to Section 1.A. above, payment shall continue to be made to the Executive’s Beneficiary in an amount equal to one hundred percent (100%) of the annual benefit that the

Executive was receiving at the time of death until such annual benefit shall have been paid to Executive and his Beneficiary for a total period of twenty (20) years. Executive shall have the right, at any time, to designate Beneficiary(ies) (both primary as well as contingent) to receive the Death Benefit payable under this Section 1.B. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of or agreement with the Bank. The Executive shall designate his Beneficiary by completing and signing the Beneficiary designation form attached hereto as Exhibit A and returning it to the Vice President, Human Resources Officer for the Bank. Executive shall have the right to change his Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary designation form attached hereto as Exhibit A. Upon the acceptance by the Vice President, Human Resources Officer of the Bank of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Bank shall be entitled to rely on the last Beneficiary designation form filed by Executive and accepted by the Vice President, Human Resources Officer of the Bank prior to Executive’s death. In the event of the death of Executive without a designated Beneficiary, any benefits remaining to be paid under this Agreement to Executive shall be paid to Executive’s estate.
     2. TIME AND FORM OF PAYMENT. Except as otherwise provided in Section 3.B., the annual Retirement Benefit payable in accordance with Section 1.A. hereof shall be paid in substantially equal monthly installments on the first day of each month commencing on the first day of the month immediately following the later of Executive’s attainment of age 60 or

Separation from Service. The annual Death Benefit payable in accordance with Section 1.B. hereof shall be paid in substantially equal monthly installments on the first day of each month commencing on the first day of the month immediately following Executive’s death. Monthly installments of benefits shall cease to be paid after 240 months of installments have been paid to Executive, his Beneficiary or both, as the case may be. Anything in this Agreement to the contrary notwithstanding, payments to be made under this Agreement upon Executive’s Separation from Service which are subject to Section 409A of the Code shall be delayed for six (6) months following such Separation from Service if Executive is a Specified Employee on the date of his Separation from Service. Any payment due within such six (6)-month period (the “delayed payments”) will be delayed to the end of such six (6)-month period. There will be no adjustment in the delayed payments to reflect the deferred payment date. The Bank will pay the aggregate delayed payments in a lump sum at the beginning of the seventh month following Executive’s Separation from Service. In the event of Executive’s death during such six (6)-month period, payment of any delayed payments will be made in the payroll period next following the payroll period in which Executive’s death occurs.
     3. FORFEITURE UPON TERMINATION FOR CAUSE; PAYMENT UPON CHANGE IN CONTROL.
     A. Forfeiture Upon Termination for Cause.
     Anything in this Agreement to the contrary notwithstanding, if Executive’s employment is terminated for Cause, the annual benefit payable in accordance with Section 1.A. or Section

1.B. hereof shall be forfeited. If Executive or his Beneficiary has received any monthly installments of the annual benefit payable in accordance with Section 1.A. or Section 1.B. hereof and it is subsequently determined that the Executive was terminated for Cause, then the monthly installments previously paid shall be returned by Executive or his Beneficiary, as the case may be, to the Bank, and no further monthly installments shall be payable under this Agreement.
     B. Payment Upon Termination Without Cause or for Good Reason After a Change in Control.
     Anything in this Agreement to the contrary notwithstanding, if the Bank terminates Executive’s employment without Cause within two (2) years after a Change in Control or if Executive terminates his employment for Good Reason within two (2) years after a Change in Control, Executive shall be deemed to have completed five (5) years of Service as of his Separation from Service for purposes of determining his entitlement to the Retirement Benefit provided in Section 1.A. and payment shall commence to be made on the first day of the month immediately following Executive’s Separation from Service regardless of whether he shall have attained age sixty (60), subject, however, to a six (6)- month delay in payment under Section 409A of the Code as described in Section 2 if Executive is a Specified Employee on the date of his Separation from Service.
     4. ABSENCE OF FUNDING. Benefits payable pursuant to this Agreement shall not be funded, and the Bank shall not be required to segregate or earmark any of its assets for the benefit of Executive. Such benefits shall not be subject in any manner to anticipation, alienation, transfer or assignment by Executive, and any attempt to anticipate, alienate, transfer or assign these benefits shall be void. Executive shall have only the right of an unsecured general creditor of the Bank for the benefits hereunder.
     5. DEFINITIONS
     Capitalized terms used in this Agreement and not otherwise defined shall have the following meanings:
     “Beneficiary” shall mean one or more persons, estates or other entities designated on Exhibit A to this Agreement that are entitled to receive the Death Benefit payable under Section 1.B. of this Agreement upon the death of Executive.
     “Board” shall mean the Board of Directors of Rockville Bank.
     “Cause” shall mean Executive’s willful and continued failure to substantially perform his duties as Senior Vice President of the Bank (other than any such failure resulting from incapacity due to physical or mental illness or Disability) which failure is demonstrably and materially damaging to the financial condition or reputation of the Bank and/or its affiliates, and which failure continues more than forty-eight (48) hours after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties and the demonstrable and material damage caused thereby; or the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Bank or its affiliates, monetarily or otherwise. No act, or failure to act, on the part of Executive shall be deemed

“willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.
     “Change in Control.” A “Change in Control” shall be deemed to have occurred if, during the term of this Agreement:
     (i) the Company, or the mutual holding company parent of the Company, whether it remains a mutual holding company or converts to the stock form of organization (the “Mutual Holding Company”), merges into or consolidates with another corporation, or merges another corporation into the Company or the Mutual Holding Company, and as a result, with respect to the Company, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by “Persons” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who were stockholders of the Company immediately before the merger or consolidation or, with respect to the Mutual Holding Company, less than a majority of the directors of the resulting corporation immediately after the merger or consolidation were directors of the Mutual Holding Company immediately before the merger or consolidation;
     (ii) following a conversion of the Mutual Holding Company to the stock form of organization, any Person (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the resulting corporation representing 50% or more of the combined voting power of the resulting corporation’s then-outstanding securities;
     (iii) during any period of twenty-four (24) months (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in subsections (i), (ii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s securities) whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
     (v) the board of directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Death Benefit” shall mean the benefit provided to Executive’s Beneficiary in accordance with Section 2.B.
     “Disability” shall have the meaning ascribed to it by Section 409A of the Code and the regulations thereunder.
     “Good Reason” shall mean, without Executive’s express written consent, the occurrence of any of the following circumstances unless, in the case of subsections (i), (iv), (vi) or (viii) hereof, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:
     (i) the assignment to Executive of duties inconsistent with Executive’s position and status as Senior Vice President, or an alteration, adverse to Executive, in Executive’s position and status as Senior Vice President or in the nature of Executive’s duties, responsibilities, and authorities or conditions of Executive’s employment from those relating to Executive position and status as Senior Vice President (excluding inadvertent actions which are promptly remedied); except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive’s employment for Cause, Disability, retirement, as a result of Executive’s death, or as a result of action by or with the consent of Executive; for purposes hereof, references to the Bank or the Company (and to the Board of the Bank or the Company and to the stockholders of the Company) refer to the ultimate parent company (and its board and stockholders) succeeding the Company (or the Mutual Holding Company) following an acquisition in which the corporate existence of the Company (or the Mutual Holding Company) continues;
     (ii) a reduction in compensation or benefits, except for across-the-board reductions similarly affecting all senior executives of the Bank and all senior executives of any Person in control of the Company;
     (iii) the relocation of the principal place of Executive’s employment to a site that is outside of a fifty (50) mile radius of his principal place of employment prior to such relocation; for this purpose, required travel on the Bank’s business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive’s customary business travel obligations in periods prior to the Effective Date;
     (iv) the failure by the Bank to pay to Executive any portion of Executive’s compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Bank within seven (7) days of the date such compensation is due;

     (v) the failure by the Bank to continue in effect any material compensation or benefit plan in which Executive participated immediately prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Bank to continue Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of compensation or benefits provided and the level of Executive’s participation relative to other participants, as existed at the time of the Change in Control;
     (vi) the failure of the Bank to obtain a satisfactory agreement from any successor to the Bank, the Company or the Mutual Holding Company to fully assume the Bank’s and the Company’s obligations and to perform under this Agreement, in a form reasonably acceptable to Executive; or
     (vii) any failure by the Bank to perform any material obligation under, or breach by the Bank of any material provision of, this Agreement.
     “Retirement Benefit” shall mean the benefit payable to Executive in accordance with Section 1.A.
     “Separation from Service” shall mean a termination of employment with the Bank and any affiliated employer, which shall be determined by the Bank on the basis of all relevant facts and circumstances and with reference to Treasury Regulations Section 1.409A-1(h).
     “Service” shall mean Executive’s period of employment with the Bank or an affiliated employer that is counted as service for vesting purposes under the Bank’s 401(k) Plan.

     “Specified Employee” shall mean an employee of the Bank who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a calendar year, in which case such employee shall be considered a Specified Employee for the twelve-month period beginning on the first day of the fourth month immediately following the end of such calendar year. In the event of any corporate spinoff or merger, the determination of which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for any calendar year shall be determined in accordance with Regulations Section 1.409A-1(i)(2).
     6. MISCELLANEOUS.
          A. This Agreement may be amended at any time by mutual written agreement of the parties hereto, but no amendment shall operate to give Executive, either directly or indirectly, any interest whatsoever in any funds or assets of the Bank, except the right to receive the payments herein provided.
          B. Nothing contained herein shall impose any obligation on the Bank to continue the employment of the Executive.
          C. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut, except to the extent that such laws are preempted by Federal law. Anything in this Agreement to the contrary notwithstanding, the terms of this Agreement shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Treasury Regulations thereunder and the Bank shall have no right to accelerate or make any payment under this Agreement except to the extent permitted under Section 409A of the Code. The Bank shall have no obligation, however, to reimburse Executive for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of Executive under Section 409A of the Code except that this provision shall not apply in the event of the Bank’s negligence or willful disregard in interpreting the application of Section 409A of the Code to this Agreement which negligence or willful disregard causes Executive to become subject to a tax penalty or interest payable under Section 409A of the Code.
          D. This Agreement shall be binding upon the successors of the Bank. The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform the obligations of the Bank under this Agreement in the same manner and to the same extent that the Bank would have been required to perform such obligations if no such succession had taken place and such assumption shall be an express condition to the consummation of any such purchase, merger, consolidation or other transaction.
          E. The Bank shall be responsible for the administration of this Agreement and shall have the sole discretion to determine all questions arising in connection with the Agreement, to interpret the provisions of the Agreement and to construe all of its terms. All such actions of the Bank shall be conclusive and binding upon Executive, his Beneficiary and other persons. Claims for benefits under this Agreement shall be decided in accordance with the claims procedures provisions set forth in the Bank’s 401(k) Plan, which are incorporated herein by this reference.
          F. The Bank may withhold from any benefit payable under this Agreement an amount sufficient to satisfy its tax withholding obligations.
     IN WITNESS WHEREOF, the Bank and Executive have executed this Agreement as of the day and year first above written.

ROCKVILLE BANK
By	/s/ Richard J. Trachimowicz
Its Richard J. Trachimowicz

ROCKVILLE FINANCIAL, INC.
By	/s/ Richard J. Trachimowicz
Its Richard J. Trachimowicz

/s/ John T. Lund
John T. Lund

EXHIBIT A
BENEFICIARY DESIGNATION
Subject to the conditions and provisions of the Agreement and subject to the right reserved therein to change the Beneficiary, the Beneficiary designation with respect to the Death Benefit which may become payable under the Agreement shall be as follows:

Primary Beneficiary
Beneficiary(ies)

Address and

Zip Code

Birth Date

Soc. Sec. No.

Relationship

Percentage

If my Primary Beneficiary(ies) is(are) deceased at my death, I designate the following as my Alternate Beneficiary(ies) under the terms of the above Plan.

Alternate Beneficiary
Beneficiary(ies)

Address and

Zip Code

Birth Date

Soc. Sec. No.

Relationship

Percentage

If I predecease my Primary Beneficiary(ies), upon the death of my Primary Beneficiary(ies) ☐ remaining benefits will continue to his, her or their designee(s) ☐ remaining benefits will be paid to my Alternate Beneficiary(ies).

Signature of Witness	John T. Lund

Witness Signature Date	Date

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